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                                                            EX-99.B(j)-ncconsnt

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 26 to Registration Statement No. 2-82587 on Form N-1A of United New Concepts Fund, Inc., of our report dated May 5, 2000 appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the caption "Financial Highlights" in such Prospectus.


/s/Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
June 26, 2000